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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF HELLER EHRMAN WHITE & MCAULIFFE]


                             _______________, 1997


Discovery Laboratories, Inc.
509 Madison Avenue, 14th Floor
New York, New York  10022

                          Ansan Pharmaceuticals, Inc.
                          ---------------------------

Ladies and Gentlemen:

     We have acted as counsel to Ansan Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the Agreement and Plan of Reorganization and Merger (the "Agreement"), dated July 16, 1997, between the Company and Discovery Laboratories, Inc., a Delaware corporation ("Discovery"). This opinion is rendered to you pursuant to Section 7.15 of the Agreement. Capitalized terms used without definition in this opinion have the meanings given to them in the Agreement.
                                       I.

     In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have also assumed that there are no facts or circumstances relating to you that might prevent you from enforcing any of the rights to which our opinion relates (for example, lack of due authorization or certain regulatory prohibitions). We have based our opinion upon our review of the following records, documents, instruments and certificates:

        (a)     The Agreement, the Titan Agreement and the Certificate of
                Merger;

        (b) The Restated Certificate of Incorporation of the Company certified by the Delaware Secretary of State as of _______________, 1997 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

        (c) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;
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The Shareholders of
Discovery Laboratories, Inc.
July __, 1997


        (d) Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the Board of Directors and stockholders of the Company relating to the transactions contemplated by the Agreement;

        (e) A certificate of the President and Chief Executive Officer of the Company attached hereto as Exhibit A as to certain factual
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                matters (the Officer's Certificate");

        (f) A Certificate of Good Standing relating to the Company issued by the Secretary of State of the State of Delaware, dated _______________, 1997;

        (g) A Certificate of Status relating to the Company issued by the Secretary of State of the State of California, dated _______________; 1997

        (h) A letter from the Franchise Tax Board of the State of California stating that the Company is in good standing with that agency, dated ______________, 1997;

        (i) A Certificate of the Chief Financial Officer of the Company as to the material agreements and material instruments to which the Company is a party or by which the Company's properties or assets are bound (the "Certificate Relating to Agreements");

        (j) Each of the agreements and instruments identified in the Certificate Relating to Agreements;

        (k) The Registration Statement on Form S-4, file no. 333-____, as amended and as declared effective by the Securities and Exchange Commission (the "Registration Statement");

        (l) The Prospectus/Proxy Statement dated ______________, 1997, included in the Registration Statement (the "Prospectus");

        (m) A certificate from Continental Stock Trust & Transfer dated ____________, 19__ as to the number of shares of Company Common Stock outstanding; and

        (n) A specimen certificate evidencing shares of Company Common Stock and a specimen certificate evidencing shares of Company Series B Preferred Stock.

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The Shareholders of
Discovery Laboratories, Inc.
July __, 1997



     With your consent, we have based our opinion expressed in paragraph 1 below as to the good standing of the Company under the laws of the State of Delaware and the laws of the State of California solely upon the documents enumerated in
(f) and (g) above and the letter enumerated in item (h) above. We have made no additional investigation after the respective dates of the Certificates of Status/Good Standing or the date of the letter from the Franchise Tax Board of the State of California in rendering our opinion expressed in Paragraph 1 of
Part III.  With your consent, we have based our opinion in paragraph 1 of
Section III below regarding the Company's qualification as a foreign corporation solely upon a statement in the Officer's Certificate that that the Company has no facilities or employees other than in California. In addition, with your consent, we have regarding our opinion expressed in paragraph 4 of Section III below regarding the valid and binding nature of the Agreement and the Titan Agent (together, the "Agreements"), assumed that Delaware law is the same as California law with respect to such matters. Our opinion expressed in Paragraph 6 of Part III below does not relate to any federal or California securities laws, as our opinions with respect to such matters are expressed in Paragraphs 8, 10 and 11 of Part III below. Our opinions expressed in Paragraphs 8 and 9 of
Part III regarding the valid issuance of the shares to be issued by the Company pursuant to the Merger assumes that appropriate certificates evidencing the shares will be executed and delivered upon issuance. In addition, we have, with your consent, relied upon the Officers' Certificate with respect to factual matters relevant to this opinion.

     In connection with our opinion expressed in paragraph 6 of Section III below relating to the agreements and instruments identified in the Officers' Certificate, we have not reviewed, and express no opinion on, (i) financial covenants or similar provisions requiring financial calculations or determinations to ascertain compliance, (ii) provisions relating to the occurrence of a "material adverse event" or words of similar import, or (iii) parol evidence bearing on interpretation or construction. Moreover, to the extent that the agreements and instruments identified in item (j) above is governed by the laws of any jurisdiction other than the laws of the State of California, our opinion relating to those agreements and instruments is based solely upon the plain meaning of their language without regard to interpretation or construction that might be indicated by the laws governing those agreements or instruments.

     Our opinion expressed in paragraph 11 of Part III below that the Registration Statement has become effective under the Act is based solely upon telephone communications between ________, a member of this firm and _______, a member of the Commission's staff on ________, confirming that the Registration Statement is effective and that no stop order has been issued or is threatened and a confirming

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The Shareholders of
Discovery Laboratories, Inc.
July __, 1997


conversation between _________, a member of this firm and the Public Reference Desk of the Commission on the date hereof.

     Where our opinion relates to our "knowledge", such knowledge is based upon our examination of the records, documents, instruments, and certificates enumerated or described above and the actual knowledge of attorneys in this firm who are currently involved in substantive legal representation of the Company. With your consent, we have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinion expressed in paragraph 7 of Part III below.

                                      II.

     We express no opinion as to:

     A. The applicable choice of law rules that may affect the interpretation or enforcement of the Agreement.

     B. Any tax, anti-trust, land use, safety, environmental or hazardous materials laws, rules or regulations.

     This opinion is limited to the federal laws of the United States of America, the laws of the State of California and, with regard to corporate formation, the authorization and issuance of securities and other corporate and stockholder formalities, the General Corporation Law of the State of Delaware (the "DGCL"), and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

                                      III.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of our opinion, and subject to the limitations and qualifications expressed below, it is our opinion that:

        1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. The Company is qualified to do business as a foreign corporation in good standing in the State of California, which is the only state or jurisdiction of the United States where the conduct of its business requires it to be so qualified.

        2. The Company has all requisite corporate power and corporate authority to enter into and perform the Agreements and the Certificate of Merger. The

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The Shareholders of
Discovery Laboratories, Inc.
July __, 1997


                Company has all requisite corporate power and corporate authority to own its properties and to carry on its business as such properties and business are described in the Registration Statement.

        3. The Agreements and the Certificate of Merger have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered on behalf of the Company.

        4. The Agreements and the Certificate of Merger are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights, and (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

        5. No governmental consents, approvals, authorizations, registrations, declarations or filings are required for the execution and delivery of the Agreements or the Certificate of Merger on behalf of the Company and consummation of the Merger except (i) such as have been obtained or made, (ii) the filing of a Form 8-K and Form S-8 following the consummation of the Merger as contemplated in the Agreement, and (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

        6. Neither the execution and delivery of the Agreements or the Certificate of Merger on behalf of the Company nor the consummation by the Company of the Merger as provided in the Agreement, (i) conflicts with any provision of the Restated Certificate of Incorporation or Bylaws of the Company,
                (ii) violates any law applicable to the Company, or (iii) results in a breach or violation of, or constitutes a default under, any term of any material agreement or instrument identified in the Certificate Relating to Agreements.

        7. We do not have knowledge of any action, suit or proceeding against the Company that is either pending or has been threatened in writing other than as may be set forth in Section
                3.10 of the Disclosure Statement of the Company.

        8. The authorized capital stock of the Company is 5,000,000 shares of Preferred Stock and 20,000,000 shares of Common Stock. Upon the

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The Shareholders of
Discovery Laboratories, Inc.
July __, 1997


                consummation of the Merger in accordance with the Agreement and the Certificate of Merger, the shares of Company Common Stock and Company Preferred Stock to be issued to the shareholders of Discovery in the Merger will be duly authorized, validly issued, and fully paid and non-assessable, and will be issued in compliance with the registration requirements of the Securities Act of 1933, as amended (the "Act"), and pursuant to an exemption from the qualification requirements of the California Securities Law of 1968, as amended.

        9. The shares of Company Common Stock and Company Preferred Stock issuable upon exercise of the outstanding Discovery stock options and warrants assumed by the Company pursuant to Section 2.3.1(c) of the Agreement, when issued and paid for in accordance with the terms of the Discovery stock options or warrants, as the case may be, and the Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

        10. The Registration Statement and the Prospectus comply in all material respects as to form with the requirements of the Act and the Proxy Statement complies in all material respects as to form with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (other than the financial statements and supporting schedules and other financial or statistical data contained in the Registration Statement, the Prospectus, or Proxy Statement, as to which we have not been called upon to express an opinion and do not express an opinion).

        11. The Registration Statement has become effective under the Act and, to our knowledge, no order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceeding for that purpose has been instituted or is threatened by the Commission.

        12. Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, the Merger will be effective in accordance with the laws of the State of Delaware.

        In connection with the registration of the Shares, we advised the Company as to the requirements of the Act and the applicable Rules and Regulations and rendered other legal advice and assistance in the course of preparation of the Registration Statement and Proxy Statement/Prospectus, and we also participated in conferences with representatives of the Company and the Company's accountants, at which the contents of the Registration Statement and Prospectus and related matters were discussed and reviewed. On the basis

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of the information which was developed in the course of the performance of such services considered in the light of our understanding of the federal laws of the United States of America and the laws of the State of California, including the requirements of Form S-4, we have no reason to believe that (i) the information regarding the Company in the Registration Statement, as of its Effective Date, or any amendment thereto, at the time it became effective (other than financial statements, schedules and other financial data included therein, with respect to which we express no view or belief), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein, or necessary in order to make the statements therein not misleading, or
(ii) the information regarding the Company in the Proxy Statement or any supplement or amendment thereto on such Closing Date or at the time such Prospectus or supplement or amendment thereto was issued (other than financial statements, schedules and other financial data included therein, with respect to which we express no view or belief), contains or contained any untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Proxy Statement.

                                       IV.

     Although the parties to the Agreement have agreed that the Agreements will be governed by the laws of the State of Delaware, we further advise you that, should a court determine to apply California law to the Agreements:

     A. As noted, the enforceability of the Agreements and Certificate of Merger are subject to the effect of general principles of equity. These principles include, without limitation, concepts of commercial reasonableness, materiality and good faith and fair dealing. As applied to the Agreements and Certificate of Merger, these principles will require you to act reasonably, in good faith and in a manner that is not arbitrary or capricious in the administration and enforcement of the Agreements and Certificate of Merger and will preclude you from invoking penalties for defaults that bear no reasonable relation to the damage suffered or that would otherwise work as a forfeiture.

     B. The enforceability of the Agreements and Certificate of Merger is subject to the effects of (i) Section 1102 of the California Uniform Commercial Code, which provides that obligations of good faith, diligence, reasonableness and

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The Shareholders of
Discovery Laboratories, Inc.
July __, 1997


          care prescribed by that Code may not be disclaimed by agreement, although the parties may be agreement determine the standards by which the performance of such obligations is to be measured if those standards are not manifestly unreasonable, (ii) Section 1203 of that Code, which imposes an obligation of good faith in the performance or enforcement of a contract, and (iii) Section 1670.5 of the California Civil Code, which provides that a court may refuse to enforce, or may limit the enforcement of, a contract or any clause of a contract, that a court finds as a matter of law to have been unconscionable at the time it was made.

     C. The effectiveness of indemnities, rights of contribution, exculpatory provisions and waivers of the benefits of statutory provisions may be limited on public policy grounds.

     D. Section 1717 of the California Civil Code provides that, in any action on a contract where the contract specifically provides that attorneys' fees and costs incurred to enforce that contract shall be awarded either to one of the parties or to the prevailing party, then the party who is determined to be the party prevailing in the action, whether that party is the party specified in the contract or not, shall be entitled to reasonable attorneys' fees in addition to other costs.

     E. Provisions of the Agreements and the Certificate of Merger requiring that waivers must be in writing may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver.

                                       V.

     This opinion is rendered to you in connection with the Agreement and is solely for your benefit. This opinion may not be relied upon by any other person, firm, corporation or other entity without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

                              Very truly yours,

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